Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Corporate Securities Trust —

Preferred Securities Portfolio, Series 1:

We consent to the use of our report dated August 25, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

August 25, 2003